UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of

1934

Date of Report

May 15, 2002

Resource Asset Management Corporation

(Exact name of registrant as specified in its charter)

Nevada	33-19345-LA	93-0943718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer No.)

2950 E. Flamingo Road, Suite B

Las Vegas, NV 89121

(Address of principal executive offices)

Registrant's telephone number, including area code

(702) 892-0990

VPN Communications Corporation

3941 S. Bristol Street, Unit E, Santa Ana, CA 92704

(Former name or former address, if changed since last report)

Item 1.

Change in Control of Registrant

In a Current Report dated April 4, 2002, the Company announced a change in control.  The Current Report disclosed two transactions which were the basis of the change in control.  The first of these transactions was an issuer  transaction in which Mr. Charles Layton and Mr. Howard Behling received from the Company 1,000,000 shares of Class A Convertible Preferred Stock which is convertible at  10 shares of common stock, $0.001 par value, per share, and 3,000,000 shares of common stock, $0.001 par value, in exchange for all of the outstanding shares of Southwick.  This transaction which was based on agreements executed on March 18, 2002, closed on March 31, 2002.

The second transaction was a private transaction, between Messrs. Layton and Behling and A.M.F.S. Limited in which they (Messrs. Layton and Behling ) were to have acquired 2,700,000 shares of the Company’s common stock, $0.001 par value, in exchange for 17,000,000 shares of AmeraMex International, Inc (AMMX) stock.  This transaction has not closed. Messrs. Layton and Behling were unable to provide audited financial statements of AMMX . Closing this transaction without audited financial statements would have caused irreparable harm to the Company. The closing of this transaction has been postponed until such time as Messrs. Layton and Behling can provide audited financial statements of AMMX. This condition must be satisfied by August 31, 2002.

If Messrs. Layton and Behling convert their Class A Convertible Preferred Stock which is convertible at 10 shares of common stock, $0.001 par value, per share, they will hold a total of 13,000,000 shares of common stock, $0.001 par value, 70% of all outstanding common stock, $0.001 par value.

When the transaction with A.M.F.S. Limited closes and Messrs. Layton and Behling acquire an additional 2,700,000 shares of common stock, $0.001 par value, they will hold 15,700,000 shares, 84% of all outstanding common stock, $0.001 par value.

Item 2.

Acquisition or Disposition of Assets.

In a Current Report dated April 4, 2002, the Company announced the acquisition of all of the outstanding shares of Southwick Management, Inc. in exchange for 1,000,000 shares of Class A Convertible Preferred Stock, which is convertible at 10 shares of common stock, $0.001 par value, per share, and 3,000,000 shares of common stock, $0.001 par value.  This transaction, which was based on agreements executed on March 18, 2002, closed on March 31, 2002.

In that same Current Report dated April 4, 2002 the Company announced a transaction between between Messrs. Layton and Behling and A.M.F.S. Limited in which they (Messrs. Layton and Behling ) were to have acquired 2,700,000 shares of the Company’s common stock, $0.001 par value, in exchange for 17,000,000 shares of AMMX stock.  This transaction has not closed. Messrs. Layton and Behling were unable to provide audited financial statements of AMMX.  Closing this transaction without audited financial statements would have caused irreparable harm to the Company. The closing of this transaction has been postponed until such time as Messrs. Layton and Behling can provide audited financial statements of AMMX. This condition must be satisfied by August 31, 2002.

In the Current Report dated April 4, 2002 the Company disclosed the termination of its joint venture  (A.M.F.S. Limited) with Investors Millennium  Management, Inc., and as part of this termination its acquisition of 16,900,000 shares of AMMX common stock.  This joint venture has not been terminated. The Company has not acquired 16,900,000 shares of AMMX common stock.

A.M.F.S. Limited, the joint venture, will continue in operation until such time as Messrs. Layton and Behling can provide audited financial statements of AMMX and the non-issuer transaction can be completed.  This condition must be met by August 31, 2002.

Item 5.  Other Events

As mentioned under item 2 above, the joint venture with Investors Millennium  Management, Inc. was not dissolved and will continue in operation pending completion of the non-issuer transaction discussed above.

As previously disclosed, A.M.F.S. Limited, is not managed or controlled by the Company nor is it an affiliate.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2002

Resource Asset Management Corporation  (Registrant)

By: /s/ E. G. Marchi

Name: E. G. Marchi

Title: President, Chief, Executive Officer